Exhibit 99.1

All transactions listed below relate to sales of Common Stock of Central Garden & Pet Company on July 28, 2005 by Brooks M. Pennington III.

Sold
Shares  Price Shares Beneficially Owned After Transaction

300 50.52 273,250
958 50.50 272,292
100 50.44 272,192
700 50.43 271,492
200 50.42 271,292
500 50.41 270,792
500 50.40 270,292
100 50.34 270,192
400 50.33 269,792
744 50.30 269,048
200 50.22 268,848
1,267 50.20 267,581
200 50.16 267,381
3,200 50.15 264,181
500 50.14 263,681
717 50.11 262,964
4,510 50.10 258,454
700 50.07 257,754
3,148 50.05 254,606
100 50.04 254,506
656 50.03 253,850
100 50.02 253,750
14,200 50.00 239,550